SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
December 9, 2005 (December 5, 2005)

EQUITEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12374	84-0905189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7315 East Peakview Avenue
Englewood, Colorado 80111

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

 (Former name or former address, if changed since last report.)

Item 1.01 Entry Into A Material Definitive Agreement.

On December 5, 2005, Equitex, Inc. (“Equitex” or the “Registrant”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Aton Select Fund Limited (“Aton”), a shareholder of Hydrogen Power, Inc. (“HPI”), pursuant to which the Registrant issued to Aton 700,000 shares of the Registrant’s common stock (the “Exchange Shares”) in consideration of Equitex’s receipt of 850,000 shares of HPI common stock held by Aton (the “Exchange”). Additionally, Equitex agreed to use its best efforts to prepare and file a registration statement with the Securities and Exchange Commission to register the Exchange Shares within 30 days of the closing of the Exchange. A copy of the Exchange Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Equitex offered and sold the Exchange Shares in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder, for offers and sales of securities that do not involve a public offering, and under Regulation S promulgated under the Securities Act for offers and sales made outside of the United States. The Exchange Shares may not be resold inside or outside of the United States absent registration or an applicable exemption from registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 are hereby incorporated by reference to this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Share Exchange Agreement by and among Equitex, Inc. and certain shareholders of Hydrogen Power, Inc. dated December 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITEX, INC.

Date: December 9, 2005	By:	/s/ Thomas B. Olson
Thomas B. Olson, Secretary

Exhibit Index

Exhibit No.	Description

10.1	Share Exchange Agreement by and among Equitex, Inc. and certain shareholders of Hydrogen Power, Inc. dated December 5, 2005.